Exhibit 99.1

INNOVEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended September 30,

	2005	2004

Net sales	$47,462	$37,092
Costs and expenses:
Cost of sales	43,335	34,323
Selling, general and administrative	3,422	3,318
Royalty expense to equity investee	430	335
Engineering	1,528	1,633
Restructuring charges	801	966
Net interest expense	534	179
Net other (income) expense	263	115

Income (loss) before income taxes	(2,851)	(3,777)
Provision for income taxes	4,502	(1,427)

Net income (loss)	$(7,353)	$(2,350)

Net income (loss) per share:
Basic	$(0.38)	$(0.12)

Diluted	$(0.38)	$(0.12)

Weighted average shares outstanding:
Basic shares	19,203	19,080

Diluted shares	19,203	19,080

	Twelve Months Ended September 30,

	2005	2004

Net sales	$200,247	$155,946
Costs and expenses:
Cost of sales	185,286	137,976
Selling, general and administrative	14,268	16,462
Royalty expense to equity investee	1,897	1,319
Engineering	6,969	6,613
Restructuring charges	2,771	14,789
Net interest expense	1,550	664
Net other (income) expense	(367)	(329)

Income (loss) before income taxes	(12,127)	(21,548)
Provision for income taxes	12,860	(4,052)

Net income (loss)	$(24,987)	$(17,496)

Net income (loss) per share:
Basic	$(1.30)	$(0.92)

Diluted	$(1.30)	$(0.92)

Weighted average shares outstanding:
Basic shares	19,164	19,028

Diluted shares	19,164	19,028